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                                                                     Exhibit 23


Consent of Independent Certified Public Accountants



Universal Standard Medical Laboratories, Inc.
26500 Northwestern Highway
Southfield, Michigan  48076

We hereby consent to the incorporation by reference in the registration statements of Universal Standard Medical Laboratories, Inc. on Form S-8 of our report dated June 20, 1997 relating to the financial statements and schedules of Universal Standard Medical Laboratories, Inc. appearing in the Company's Annual Report on Form 11-K for the year ended December 31, 1996.




                                                                BDO SEIDMAN, LLP

Troy, Michigan
June 27, 1997





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